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     LEHMAN BROTHERS                        SMITH BARNEY INC.

                   THE DEALER MANAGERS FOR

        CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
                   OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF
            THE FOLLOWING SERIES OF ITS PREFERRED STOCK

---------------------------------------------------------------
TITLE OF SERIES OF PREFERRED    CUSIP NUMBER      PURCHASE PRICE
                                                   (per share)
$5 Cumulative Preferred Stock   209111 70 7            $77.55
   (no par value)
Cumulative Preferred Stock
   ($100 par value)
 -   5 3/4%  Series A           209111 2* 3            $91.30
 -   5 1/4%  Series B           209111 88 9            $83.60
 -   4.65 %  Series C           209111 30 1            $80.65
 -   4.65 %  Series D           209111 40 0            $80.65
 -   7.20 %  Series I           209111 87 1            $105.04
 -   6 1/8%  Series J           209111 86 3            $101.75
---------------------------------------------------------------

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 27, 1996, UNLESS THE
OFFER IS EXTENDED.

                                                 January 29, 1996

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     In our capacity as Dealer Managers, we are enclosing the material listed below relating to the invitation of Consolidated Edison Company of New York, Inc., a New York corporation ("Con Edison") to the holders of each series of Con Edison preferred stock listed above (each a "Series of Preferred") to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per share listed above for the Series of Preferred tendered, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 29, 1996 (the "Offer to Purchase"), and in the Letter of Transmittal for the Shares tendered. As to each Series of Preferred, the Offer to Purchase, together with the applicable Letter of Transmittal, constitutes the "Offer". Con Edison will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. See "Terms of the Offer -- Extension; Termination; Amendments, and -- Certain Conditions of the Offer" in the Offer to Purchase.
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     THE OFFER FOR A SERIES OF PREFERRED IS INDEPENDENT OF THE
OFFER FOR ANY OTHER SERIES OF PREFERRED.

     We are asking you to contact your clients for whom you hold
Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible.

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     Con Edison will pay a solicitation fee of $1.50 per share
(except that for transactions for beneficial owners equal to or exceeding 5,000 shares of a particular Series of Preferred, Con Edison will pay a solicitation fee of $1.25 per share) for any Shares tendered, accepted for payment and paid pursuant to the Offer covered by a Letter of Transmittal which designates, as having solicited and obtained the tender, the name of (i) any broker or dealer in securities, including the Dealer Managers in their capacity as a broker or dealer, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company (each of which is referred to herein as a "Soliciting Dealer"). No such fee shall be payable to a Soliciting Dealer with respect to the tender of Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer in respect of Shares registered in the name of such Soliciting Dealer unless such Shares are held by such Soliciting Dealer as nominee and such Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders (included below). No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a Soliciting Dealer with respect to Shares tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Con Edison, the Depositary (as defined below), the Dealer Managers or the Information Agent for purposes of the Offer.

     Con Edison will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Offer to their customers. Con Edison will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order for a Soliciting Dealer to receive a solicitation fee, The Chase Manhattan Bank, N.A., as Depositary (the "Depositary") must have received from such Soliciting Dealer a properly completed and duly executed Notice of Solicited Tenders in the form attached hereto (or facsimile thereof) within three business days after the expiration of the Offer.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name (or in the name of your nominee), we are enclosing the following documents:

     1. The Offer to Purchase, dated January 29, 1996.

     2. A separate Letter of Transmittal for each Series of Preferred for your use and for the information of your clients.

     3. A letter to shareholders of Con Edison from the Executive Vice President and Chief Financial Officer of
        Con Edison.

     4. A Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the applicable Expiration Date (as defined in the Offer to Purchase).

     5. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.

     6. Guidelines of the Internal Revenue Service for
        Certification of Taxpayer Identification Number on
        Substitute Form W-9, providing information relating to backup federal income tax withholding.

     7. A return envelope addressed to The Chase Manhattan Bank,
        N.A., the Depositary.

                               2
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

     EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL,
AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL FOR A PARTICULAR
SERIES OR A NOTICE OF GUARANTEED DELIVERY MAY BE USED TO TENDER
SHARES OF SUCH SERIES.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 27, 1996,
UNLESS THE OFFER IS EXTENDED.

     NEITHER CON EDISON, ITS BOARD OF TRUSTEES NOR ANY OF ITS
OFFICERS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO
WHETHER TO TENDER ALL OR ANY SHARES.  SHAREHOLDERS MUST MAKE
THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW
MANY SHARES TO TENDER.

Any questions or requests for assistance or additional copies of the enclosed materials may be directed to D.F. King & Co., Inc., the Information Agent, or to us, as Dealer Managers, at the respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                    Very truly yours,


                                    Lehman Brothers
                                    Smith Barney Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF CON EDISON, THE DEALER MANAGERS, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                               3
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                 NOTICE OF SOLICITED TENDERS

     List below the number of Shares tendered by each beneficial owner whose tender you have solicited. All Shares in a Series of Preferred beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY DEPOSITARY."

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO, AND ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO, THE DEPOSITARY. ALL NOTICES OF SOLICITED TENDERS MUST BE RECEIVED BY THE DEPOSITARY WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION DATE.



         TO BE COMPLETED BY THE SOLICITING DEALER                      TO BE COMPLETED ONLY BY DEPOSITARY

                                              Number of Shares         Number of Shares
Beneficial Owners    Series of Preferred       Tendered                  Accepted           Fee*
No. 1

No. 2

No. 3

No. 4

No. 5

No. 6

No. 7

No. 8

No. 9

No. 10

Total


________
* $1.50 per share (except that for transactions for beneficial owners equal to or exceeding 5,000 shares of a particular Series of Preferred, fee is $1.25 per share) for any Shares tendered, accepted for payment and paid pursuant to the Offer.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

                            4

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     The undersigned hereby confirms that: (i) it has complied
with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Shares, it has used no soliciting materials other than those furnished by Con Edison; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.



-------------------------------  -------------------------------
Printed Firm Name                   Address (Including Zip Code)

-------------------------------   ------------------------------
Authorized Signature              Area Code and Telephone Number

Name and Title


                                5


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